EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 3, 2018, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of TPT Global Tech, Inc., in its Registration Statement on Form S-1/A relating to the registration of 38,208,210 shares of common stock, to be filed on or about November 5, 2018. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

November 5, 2018